UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

August 13, 2015

MARINUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

of incorporation)		Identification No.)
Delaware (State or other jurisdiction of incorporation)	001-36576 (Commission File Number)	20-0198082 (I.R.S. Employer Identification No.)

Three Radnor Corporate Center 100 Matsonford Road, Suite 304 Radnor, PA (Address of principal executive offices)	19087 (Zip Code)

Registrant's telephone number, including area code:  (484) 801-4670

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

On August 13, 2015, Marinus Pharmaceuticals, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with JMP Securities, LLC (“JMP”), relating to the sale to the sale of up to $35,000,000 of shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) with JMP acting as sales agent.

Sales of Common Stock, if any, may be made in sales deemed to be “at the market offerings”  as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made directly on or through the NASDAQ Global Market, the existing trading market for the Common Stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law.  JMP Securities will use commercially reasonable efforts to sell on the Company’s behalf all of the shares of Common Stock requested to be sold by the Company, consistent with its normal trading and sales practices, on mutually agreed terms between JMP Securities and the Company.  Under the Agreement, JMP will be entitled to a commission of up to 3.0% of the gross proceeds for shares of Common Stock sold.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.
By:	/s/ Edward Smith
Edward Smith, Vice President, Chief Financial Officer, Secretary and Treasurer

Date:  August 13, 2015